Exhibit 10.12

AMENDMENT NO. 3 TO THE CREDIT AGREEMENT, CONSENT AND
TEMPORARY WAIVER

This AMENDMENT NO. 3 TO THE CREDIT AGREEMENT, CONSENT AND TEMPORARY WAIVER (this "Agreement") is made and entered into as of February 11, 2016 among FLEXSHOPPER 2, LLC, (the "Company") and WE 2014-1, LLC (the "Administrative Agent" and "Lender").

BACKGROUND

WHEREAS, the Company, the Administrative Agent, Wells Fargo Bank, National Association, as paying agent (the "Paying Agent") and various lenders from time to time party thereto (the "Lenders") are party to a certain Credit Agreement, dated March 6, 2015 (as amended, supplemented and otherwise modified as of the date hereof, the "Credit Agreement");

WHEREAS, the parties to the Credit Agreement desire to amend the Credit Agreement;

WHEREAS, the Company has requested that the Lender and the Administrative Agent temporarily waive certain provisions of the Credit Agreement and provide certain consents as set forth in this Agreement. The Lender and the Administrative Agent are willing to grant such temporary waiver and provide such consents, subject to the terms and conditions hereof;

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:

SECTION 1. Defined Terms. Capitalized definitional terms used in this Agreement and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

SECTION 2. Amendments to the Credit Agreement. The Credit Agreement is hereby amended as follows:

(a) The definition of "Financial Covenant" set forth in Section 1.1 to the Credit Agreement is hereby amended and restated in its entirety as follows:

“Financial Covenants" means the financial covenants set forth in Section 5.16 hereof and on Schedule 1 hereto."

(b) Section 5 of the Credit Agreement is hereby amended by inserting the following as a new Section 5.16 thereof:

"5.16 Unrestricted Cash. The Company shall at all times maintain unrestricted Cash in an amount at least equal to $1,500,000."

SECTION 3. Temporary Waiver. The Company hereby acknowledges that the Company was not in compliance with the Financial Covenants for the period ended December 31, 2015 (such non-compliance, the "Breach") and as a result thereof an Event of Default has occurred and is expected to be continuing. Each of the Lender and the Administrative Agent hereby agrees (x) to waive the Event of Default solely resulting from the Breach and (y) waive compliance with the Financial Covenants solely for the period ending March 31, 2016; provided, however, if on or before May 13, 2016, the Company has not presented the Administrative Agent with sufficient evidence (including, without limitation, an unaudited financial statement for the month of April 2016) that the Company is in compliance with such Financial Covenants (tested as of April 30, 2016 but at the levels required as of March 31, 2016), then the foregoing waivers shall no longer be effective, the Event of Default resulting from the Breach and the failure, if any, to comply with the Financial Covenants solely for the period ending March 31, 2016 shall continue to exist and each of the Lender and the Administrative Agent shall be fully entitled to exercise all rights and remedies with respect thereto under the Credit Agreement and other Credit Documents.

SECTION 4. Consent. Notwithstanding anything to the contrary set forth in the Credit Agreement or any other Credit Document, each of the Lender and the Administrative Agent hereby acknowledges and consents to the Seller incurring the Indebtedness under that certain promissory note dated February 11, 2016 in favor of Marc Malaga (the "Note") and the Lien associated therewith and that the foregoing shall be permitted for all purposes under the Credit Agreement and the other Credit Documents. Each of the parties hereto acknowledges and understands that such consent is limited solely to the Note and the Liens associated therewith and does not constitute a waiver or amendment of the Credit Documents generally or with respect to any matter other than the Note and such Liens.

SECTION 5. Effectiveness. This Agreement shall become effective as of the date first written above upon delivery to the Administrative Agent of (i) counterparts of this Agreement duly executed by each of the parties thereto and (ii) a fully executed copy of that certain Subordination and Standstill Agreement dated as of February 11, 2016 among the Administrative Agent, Flexshopper, LLC and Marc Malaga.

SECTION 6. Binding Effect; Ratification.

(a) The Credit Agreement, as amended hereby and giving effect to the temporary waivers contained herein, remains in full force and effect. Any reference to the Credit Agreement from and after the date hereof shall be deemed to refer to such Credit Agreement as amended hereby, unless otherwise expressly stated.

(b) Except as expressly amended hereby, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed by the parties hereto.

(c) Notwithstanding anything to the contrary herein or in any Credit Document, by signing this Agreement, neither the Lender nor the Administrative Agent are not now waiving or consenting, nor have they agreed to waive or consent to in the future, the breach of (or any rights and remedies related to the breach of) any provisions of any of the Credit Documents, other than the Breach and the matters explicating set forth in this Agreement on a one time basis solely as contemplated herein.

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(d) Company agrees to promptly reimburse the Administrative Agent for all of the reasonable out-of-pocket expenses, including, without limitation, legal fees, it has heretofore or hereafter incurred or incurs in connection with the preparation, negotiation and execution of this Agreement and all other instruments, documents and agreements executed and delivered in connection with this Agreement.

SECTION 7. Miscellaneous.

(a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF NEW YORK GENERAL OBLIGATIONS LAW).

(b) The captions and headings used herein are for convenience of reference only and shall not affect the interpretation hereof.

(c) This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(d) Executed counterparts of this Agreement may be delivered electronically.

[SIGNATURES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

ADMINISTRATIVE AGENT and LENDER:

WE 2014-1, LLC

By:
Name:
Title:

THE COMPANY:

FlexShopper 2, LLC.

By:	/s/ Brad Bernstein
Name:	Brad Bernstein
Title:	CEO

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